Exhibit 10.6

INNOVATION, PROPRIETARY INFORMATION
AND CONFIDENTIALITY AGREEMENT

     As a condition of becoming employed or retained as a consultant by Xcorporeal, Inc., a Delaware corporation (together with any of its current or future affiliates, successors or assigns, collectively, the “Company”), and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation paid to me by the Company, I agree to the following:

Recitals

     A. The Company is dedicated to a policy of exerting a significant influence in its chosen fields through technical innovation and creative administration and marketing. The competitive success of this policy depends to a large extent on the Company’s ability to maintain a free flow of pertinent information among its employees and consultants.

     B. All key employees and consultants are required to sign this standard Agreement, under which: (i) requirements are specified for avoiding conflicting outside activities while associated with the Company, (ii) the Company is assured of disclosure of, and exclusive rights to, my inventions, ideas and works which relate to Company business, and (iii) the Company is protected against unauthorized disclosure of confidential information of the Company or other persons and against retention of Company records.

Agreement

     1. Confidential Information.

          (a) I agree at all times during the term of my relationship with the Company and thereafter, to hold in strictest confidence, and not to (i) use, except for the benefit of the Company, (ii) disclose to any person or entity without written authorization of the Board of Directors of the Company, or (iii) make copies of, except as authorized by Company, any of the following: confidential or proprietary information, inventions, trade secrets, know-how, theories, research, data, plans, products, services, suppliers, customers, prices, costs, markets, software, hardware, developments, improvements, processes, formulas, methods, technology, machines, apparatus, designs, drawings, engineering, configurations, laboratory notebooks, licenses, finances, budgets or projections, directly or indirectly created, conceived, invented, made, discovered, developed, worked on, learned by or disclosed to me during the course of my relationship with the Company, either orally, in writing, or by observation, whether or not during working hours (all of the foregoing, collectively, “Confidential Information”).

          (b) Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business or any use or application arising out of or relating to any: (i) portable or continuous dialysis method or device, specifically including any wearable artificial kidney, or related device, (ii) portable or continuous ultra-filtration method or device, specifically including any congestive heart failure device, or related device, (iii) device, method or treatment for kidney failure or congestive heart failure, (iv) “Technology” or “Licensed Product” as defined in the Company’s September 1, 2006 License Agreement, or (v)

medical device, treatment or method substantially similar in functionality to any of the foregoing; (all of the foregoing, collectively, the “Products”).

          (c) Confidential Information does not include any information that is publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations. In these regards, although certain information or technology may be generally known in the relevant industry, the fact that the Company uses same, and how the Company uses same, may not be so known and therefore is Confidential Information. Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which the Company combines them and the results obtained thereby are so known and in such instance are also Confidential Information. Confidential Information also does not include information that I can show be clear and convincing documentary evidence was known to me prior to its disclosure to me by the Company.

          (d) I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity, or to use it except as necessary in carrying out my work for the Company, consistent with the Company’s agreement with such third party.

     2. Conflicts of Interest.

          (a) During the term of my employment or consulting relationship with Company, I will not, without the prior written approval of the President or Chief Executive Officer of the Company, directly or indirectly, participate in or assist any person or business that is a current or potential competitor, customer or supplier of the Company. For these purposes, a current or potential competitor of the Company is any person or entity that has developed, is developing, is seeking to develop, or is selling, marketing or distributing any Products. I understand that the purpose of these restrictions is to avoid conflicts of interest and to avoid inadvertent trade secret disclosure during periods I am most likely to retain valuable Company trade secrets.

          (b) I represent that my performance of all the terms of this Agreement and my work for the Company does not and will not breach any invention assignment, proprietary information, confidentiality or other agreement with any former employer or other party, or create any conflict of interest with anyone. I will not disclose to the Company or use for the benefit of the Company any confidential information derived from sources other than employment or consultation with the Company. I agree that if I am in doubt as to the confidential status of any information, I will refer to an executive officer of the Company the question of whether such information is available for disclosure and use for the benefit of the Company.

          (c) I have not and will not enter into any other agreement with any other person or entity, either written or oral, in conflict with the terms of this Agreement.

     3. Inventions.

          (a) Disclosure. I will immediately disclose to the Company all discoveries, inventions, ideas, improvements, works of authorship, developments, concepts, trade secrets, Confidential Information, and other intellectual property, whether or not patentable or copyrightable (collectively, “Work Product”), that I create, conceive, invent, make, discover, develop, work on, or reduce to practice, in whole or in part, during the term of my employment or consulting relationship with Company, either solely or jointly with others, whether or not in the course of my employment, whether or not reduced to drawings, written description, documentation, models, or other tangible form.

          (b) Work for Hire. I further acknowledge that all Work Product other than Personal Inventions is “work made for hire” to the greatest extent permitted by applicable law and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by mandatory applicable law.

          (c) Assignment. I will hold in trust for the sole right and benefit of the Company all Work Product other than Personal Inventions, and all such Work Product will forthwith and without further consideration become and be the exclusive property of the Company. I hereby absolutely, unconditionally and irrevocably assign, transfer and convey to the Company all Work Product and all rights in, to, arising out of, or relating to any Work Product, including without limitation all patents, copyrights, trademarks, mask works and other statutory and common law protections in all countries, except Personal Inventions and inventions that qualifies fully for exemption under California Labor Code Section 2870 or any other applicable law. I hereby appoint the Company’s Secretary or any other officer of the Company as my attorney-in-fact and agent to execute all documents required or appropriate to perfect or enforce all rights assigned under this Agreement.

          (d) Sole Exception. The assignment requirement of the preceding section will not apply to Work Product for which all of the following conditions are met: (i) no equipment, supplies, facilities, or trade secret information of the Company was used, (ii) was developed entirely on my own time, (iii) does not arise out of or relate in any way to the Products, the business of the Company, or the Company’s actual or demonstrably anticipated research or development, and (iv) does not result, in whole or in part, from any work performed by me for the Company. Work Product satisfying all of these conditions is hereinafter referred to as “Personal Inventions.” I agree that if I am in doubt as to whether any given Work Product must be disclosed to the Company by the terms of this Agreement, I will refer such question to the management of the Company.

          (e) Assistance. I will assist the Company in every reasonable way, including without limitation (i) signing of all papers, authorizations, applications and assignments, (ii) making and keeping proper records of all Work Product, (iii) giving evidence and testimony (all at the Company’s reasonable expense), to obtain and to maintain for the use and benefit of the Company or its nominees all patents, copyrights, mask works and other protections, in all countries, for all Work Product. My obligations under this Section will extend beyond the termination of my employment or consulting relationship with the Company.

          (f) Schedule A. I have attached hereto, as Schedule A, a list describing with particularity all Work Product, including Personal Inventions, that (i) was made by me prior to the commencement of my relationship with the Company, (ii) belongs solely, or jointly with others, to me or an entity in which I own or control a direct, indirect or beneficial interest, (iii) relates in any way to any of the Products or any application or use thereof, and (iv) is not assigned to the Company hereunder (collectively, the “Prior Inventions”); or, if no such list is attached, I represent that there are no Prior Inventions.

          (g) If, in the course of my relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me (or, to the extent I have the ability to do so, in which I have an interest), the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

     4. Records.

          (a) I will keep and maintain adequate and current written records of all Work Product made by me (solely or jointly with others) during the term of my relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I will not remove such records from the Company’s place of business except as expressly permitted by Company policy for the purpose of furthering the Company’s business.

          (b) All data and records coming into my possession or kept by me in connection with the Company are the exclusive property of the Company. Any property situated on the Company’s premises or owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time, with or without notice.

          (c) I will return to the Company all originals and copies of such data and records upon termination of my relationship for any reason, unless specific written consent is obtained from an executive officer of the Company to retain any such data or records. In the event of the termination of the relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Schedule B.

     5. Non-Solicitation. During my relationship with the Company and for a period one year thereafter, I will not, without the express prior written permission of an executive officer of the Company, solicit or encourage (nor will I direct or encourage anyone under my authority or control to solicit or encourage) any of the Company’s employees or full-time consultants to work elsewhere.

     6. Equitable Relief. The Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights or remedies the Company may have, because a breach of this Agreement will cause irreparable harm for which there is no adequate remedy at law.

     7. Insider Trading. I am aware that the United States securities laws prohibit any person who has material, non-public information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     8. At Will Relationship. Except as set forth in a written agreement signed by the Chairman, President or CEO of the Company, by employment or consulting relationship with the Company is at will, and may be terminated by me or the Company at any time. Except as otherwise provided herein, the provisions of this Agreement will survive termination of my relationship with the Company.

     9. General.

          (a) This Agreement will not be terminated or altered by changes in duties compensation, or other terms of my employment or consulting arrangement.

          (b) Disclosure. I hereby authorize the Company to disclose this Agreement and my responsibilities hereunder to any person or entity, including without limitation, my future employers or clients.

          (c) Severability. The invalidity or unenforceability of any provisions of this Agreement under particular facts and circumstances will not affect the validity or enforceability either of other provisions of this Agreement or, under other facts and circumstances, of such provisions. In addition, such provisions will be reformed to be less restrictive if under such facts and circumstances they would then be valid and enforceable.

          (d) Governing Law. The validity, construction and performance of this Agreement will be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

          (e) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or my employment or consulting relationship with the Company, including without limitation the issue of arbitrability, will be resolved by final and binding arbitration before a retired judge at JAMS or its successor in Santa Monica, California. To the maximum extent permitted by applicable law he prevailing party will be awarded its arbitration, attorney and expert witness fees, costs and expenses. Judgment on any interim or final award of the arbitrator may be entered in any court of competent jurisdiction.

          (f) Headings. The Section and other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          (g) Waiver. No waiver by either party of a breach of any provision of this Agreement will be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by the other party will be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

          (h) Amendment. This Agreement may be amended, modified or supplemented only by a writing executed by the Chairman, President or CEO of the Company.

          (i) Entire Agreement. This Agreement is the only agreement and understanding between the parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, summaries of agreements, descriptions of compensation packages, discussions, negotiations, understandings, representations or warranties, whether verbal or written, between the parties pertaining to such subject matter.

________________________________	________________________________
Signature	Date

________________________________
Printed Name

Schedule A

LIST OF PRIOR INVENTIONS

___	I have no Prior Inventions as defined in the Innovation, Proprietary Information And Confidentiality Agreement.

___	I have the following Prior Inventions:

No.	Title	Description

Number of Prior Inventions listed (if any): ___

Number of additional pages attached (if any): ___

________________________________	________________________________
Signature	Date

________________________________
Printed Name

Schedule B

TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Xcorporeal, Inc., its affiliates, successors or assigns (together the “Company”).

     I further certify that I have complied with all the terms of the Innovation, Proprietary Information And Confidentiality Agreement (“Agreement”) signed by me, including the reporting of any inventions and Work Product (as defined therein), conceived or made by me (solely or jointly with others) covered by the Agreement, and the return do all Company documents and records.

________________________________	________________________________
Signature	Date

________________________________
Printed Name